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                             UNDERWRITING AGREEMENT


                                              March 4, 1998


K N Energy, Inc.
370 Van Gordon Street
Lakewood, CO 80228-8304

Dear Sirs and Mesdames:

         We (the "LEAD MANAGERS") are acting on behalf of the underwriters (including ourselves) named below (such underwriters being herein called the "UNDERWRITERS"), and we understand that K N Energy, Inc., a Kansas corporation (the "COMPANY"), proposes to issue and sell $500 million aggregate initial offering price of its 7.25% senior debentures due 2028 (the "OFFERED SECURITIES"). The Debt Securities will be issued pursuant to the provisions of an Indenture dated as of November 20, 1993 (the "INDENTURE") between the Company and First Trust National Association, as Trustee (the "TRUSTEE") as supplemented.

         Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Debt Securities set forth below opposite their names at a purchase price of 98.909% of the principal amount of Debt Securities:
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
                                                                    PRINCIPAL AMOUNT OF
           NAME                                                       DEBT SECURITIES
           ----                                                       ---------------
Morgan Stanley & Co. Incorporated                                     $100,000,000
BancAmerica Robertson Stephens                                         $80,000,000
Chase Securities Inc.                                                  $80,000,000
Lehman Brothers Inc.                                                   $80,000,000
J.P. Morgan Securities Inc.                                            $80,000,000
NationsBanc Montgomery Securities LLC                                  $80,000,000
                                                                      ------------
      Total.............................................              $500,000,000


         The Underwriters will pay for the Offered Securities upon delivery thereof at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017 at 10:00 a.m. (New York City time) on March 9, 1998, or at such other time, not later than 5:00 p.m. (New York City time) on March 16, 1998, as shall be designated by the Lead Managers. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

      Terms of Debt Securities

         The Offered Securities shall have the terms set forth in the Prospectus dated January 30, 1998, and the Prospectus Supplement dated March 4, 1998, including the following:



Maturity Date:                               March 1, 2028

Interest Rate:                               7.25%

Redemption Provisions:                       Redeemable in whole or in part,
                                             at the option of the Company at
                                             any time, at redemption prices
                                             as set forth in the form of note
                                             security representing the Debt
                                             Securities

Interest Payment Dates:                      March 1 and September 1
                                             commencing September 1,
                                             1998


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Form and Denomination:                       Book entry, $1,000 minimum
                                             denomination and integral
                                             multiples thereof

All provisions contained in the document entitled K N Energy, Inc. Underwriting Agreement Standard Provisions (Debt Securities) dated March 4, 1998, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, and (ii) all references in the Standard Provisions to the "MANAGER" shall be deemed to be to the "LEAD MANAGERS", as defined herein.


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     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                              Very truly yours,

                              MORGAN STANLEY & CO. INCORPORATED
                              BANCAMERICA ROBERTSON STEPHENS
                              LEHMAN BROTHERS INC.
                              CHASE SECURITIES INC.
                              J.P. MORGAN SECURITIES INC.
                              NATIONSBANC MONTGOMERY
                                   SECURITIES LLC



                              Acting severally on behalf of themselves and the
                                   several Underwriters named herein

                              By:  MORGAN STANLEY & CO.
                                            INCORPORATED



                              By:  /s/ Harold J. Hendershot III
                                   -----------------------------------
                                   Harold J. Hendershot III
                                   Vice President

Accepted:

K N ENERGY, INC.



By: /s/ E. Wayne Lundhagen
    -------------------------------
    E. Wayne Lundhagen
    Vice President and Treasurer


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